SAGA
ENERGY

PROMISSORY NOTE
FIXED RATE OF INTEREST

March 31, 2012

For Value received the undersigned Saga Energy Inc ("Maker") of 1509 East Chapman Ave, Orange, CA 92866, promises to pay Blue Sky Energy & Power, Inc ("Holder"), 7941 Katy Freeway #522, Houston, TX 77024, or order, the sum of Forty Four Thousand Seven Hundred Thirty Five Dollars ($44,735.00) at an annual rate of 7%. Interest shall accrue on the principal amount of $44,735.00 commencing on March 31, 2012. Interest shall be calculated on the basis of a 365-day year, and actual days elapsed. Interest shall be payable on a quarterly basis.

This note shall be due March 31, 2013. This note may be prepaid at any time or from time to time in whole or in part without penalty, premium, or permission. Should the Maker default in payment of any principal, and/or profit, when due, Maker shall be obligated to pay such costs, fees, expenses, including attorney's fees, which may be incurred by Holder, or any such Holder hereof, in connection with any and all enforcement proceeding. In the event of default hereunder, Holder shall have the right to offset against any obligation payable to Maker under Maker's any other contracts with Holder, such amounts as are necessary to extinguish this Note as soon as possible after Maker's default.

By: *Carla Potts*
SAGA ENERGY, INC ("Maker")

By: [signature]
BLUE SKY ENERGY & POWER INC ("Holder")

1509 East Chapman Avenue, Orange, CA 92866
Tel: 714-532-1500 Fax: 714-532-6308